UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2103, Sandy Spring Bancorp, Inc. (the “Company”) and its wholly owned subsidiary Sandy Spring Bank (the “Bank”) entered into an Employment Separation Agreement (the "Separation Agreement") with Jeffrey A. Welch, who resigned from his position as Executive Vice President and Chief Credit Officer of the Bank on August 27, 2013. Pursuant to the terms of the Separation Agreement, Mr. Welch will receive his current base salary for a period of twelve (12) months ending on August 29, 2014. In addition, Mr. Welch will receive continued coverage under the Company’s health benefit plans through August 29, 2014 and executive outplacement services. The Separation Agreement also contains a general release of claims and certain confidentiality, non-disparagement and other customary provisions. The Company’s obligation to pay the amounts described herein is contingent upon Mr. Welch not revoking the general release within the periods set forth by applicable law. The description of the Separation Agreement herein is limited in its entirety by the terms of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description
10.1	Employment Separation Agreement Between Sandy Spring Bancorp, Inc., Sandy Spring Bank and Jeffrey A. Welch dated October 3, 2013

2

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: October 4, 2013	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary

3